CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act  of 1934

Date of Report (Date of earliest event reported): October 3, 2001


                       Gentner Communications Corporation
    ----------------------------------- -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          UTAH                         17219                 87-0398877
----------------------------  ----------------------  --------------------------
(State or Other Jurisdiction        (Commission             (IRS Employer
   of Incorporation)                 File Number)        Identification Number)


                  1825 Research Way, Salt Lake City, Utah 84119
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (801) 975-7200
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                      INFORMATION TO BE INCLUDED IN REPORT


Item 2. Acquisition or Disposition of Assets.

     As previously reported in a Current Report on Form 8-K filed on October 18, 2001(the "Original Filing"), Gentner Communications Corporation on October 3, 2001 caused its wholly owned subsidiary, Gentner Ventures, Inc., to purchase all of the issued and outstanding shares of Ivron Systems, Ltd., of Dublin, Ireland. The terms and conditions of the purchase are more fully described in the Original Filing.

     We are amending the Original Filing to present revised Financial Statements of the business acquired, as set forth in Item 7(a) of Form 8-K.

Item 7. Financial Statements.

(a) Financial Statements of Business Acquired. Audited financial statements of Ivron Systems, Ltd. for fiscal years ended December 31, 1998, 1999, and 2000 and the unaudited condensed consolidated interim financial information of Ivron Systems, Ltd. for the nine month periods ended September 30, 2000 and 2001.

     Auditors' report                                                   F-1

     Accounting policies                                                F-2

     Consolidated profit and loss accounts                              F-4

     Consolidated balance sheets                                        F-5

     Consolidated cash flow statements                                  F-6

     Reconciliation of net cash flow to movement in net funds           F-6

     Notes forming part of the consolidated financial statements        F-7

     Consolidated profit and loss accounts                              F-24

     Consolidated balance sheets                                        F-25

     Consolidated cash flow statements                                  F-26

     Notes to the unaudited consolidated financial statements           F-27


(b)  Pro Form Information


     Unaudited pro forma information of Gentner  Communications
     Corporation and Ivron Systems,  Ltd as of and for the period from July 1, 2001 to September 30, 2001. The unaudited pro forma information as of and for the fiscal year ended June 30,
     2001 of  Gentner  Communications  Corporation  and  Ivron
     Systems, Ltd., was included in the Original Filing                 PF-1

     Pro Forma Condensed Combined Financial Information (unaudited)     PF-2

     Pro Forma Condensed Combined Balance Sheet as of September 30,
     2001 (unaudited                                                    PF-3

     Pro Forma Condensed Combined Statement of Operations for the
     Three Months Ended September 30, 2001 (unaudited)                  PF-4

     Notes to Pro Forma Condensed Consolidated Financial Information
     (unaudited)                                                        PF-5

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Gentner Communications Corporation
                          (the Registrant)


                          By: Randall J. Wichinski
                          --------------------------------------
                          Randall J. Wichinski
                          Vice President Chief Financial Officer
                          (Duly authorized Officer and Principal
                          Financial and Accounting Officer)


Dated: November 23, 2001

(a) Ivron Systems, Ltd., Audited Financial Statements for fiscal years ended December 31, 1998, 1999, and 2000.


  Auditors' report to the Directors and Stockholders of Ivron Systems Limited


We have audited the accompanying consolidated balance sheets of Ivron Systems Limited and its subsidiary at 31 December 2000 and 1999 and the related consolidated profit and loss accounts and statements of consolidated cash flows for the years ended 31 December 2000, 1999 and 1998, all expressed in US Dollars. The financial statements are the responsibility of the directors of Ivron Systems Limited. Our responsibility is to express an opinion on those consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that Ivron Systems Limited and its subsidiary will continue as a going concern. As discussed in note 1 to the consolidated financial statements, Ivron Systems Limited and its subsidiary have suffered recurring negative cash flows and losses from operations since inception. As also discussed in note 1, Ivron Systems Limited and its subsidiary require additional funding to fund future operations. These issues raise substantial doubts about the ability of Ivron Systems Limited and its subsidiary to continue as a going concern. The directors plan in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Ivron Systems Limited and its subsidiary as of 31 December 2000 and 1999, results of operations and cash flows for each of the years ended 31 December 2000, 1999 and 1998 in conformity with accounting principles generally accepted in the Republic of Ireland.

Generally accepted accounting principles in Ireland vary in certain respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations and shareholders' equity as of and for the years ended 3l December 1999 and 3l December 2000 for Ivron Systems Limited to the extent summarized in note 26 to the consolidated financial statements.

KPMG
Chartered Accountants
Dublin, Ireland

27 July 2001

Ivron Systems Limited


Ivron Systems Limited and its subsidiary (the group) has operations in Ireland and the United States. Ivron Systems Limited operates in Ireland and Ivron Systems Inc operates in the United States.

                         ARTICLE 1 -- Accounting policies


The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the consolidated financial statements of Ivron Systems Limited and its subsidiary.

Basis of preparation

The consolidated financial statements are presented in United States dollars (US$) and prepared in accordance with Irish generally accepted accounting principles (GAAP) under the historical cost convention and comply with financial reporting standards of the Accounting Standards Board. Significant differences between Irish GAAP and US GAAP are described in note 26.

Basis of consolidation

The consolidated financial statements include the audited financial statements of the company and its subsidiary. All significant intercompany profits, transactions and account balances have been eliminated on consolidation.

Turnover

Turnover represents the invoiced value of goods and services exclusive of Value Added Tax. Revenue is recognised at the point at which title passes.

Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less accumulated depreciation.

The charge for depreciation is calculated to write down the cost of tangible fixed assets over their expected useful lives on a straight-line basis at the following annual rate:

     Equipment                                            33 1/3%

Stocks

Stocks are valued at the lower of cost and net realisable value on an actual cost basis.

Cost includes all expenditure which has been incurred in the normal course of business in bringing the products to their present location and condition. In the case of finished goods, cost is defined as the aggregate cost of raw materials, direct labour and the attributable proportion of direct production overheads.

Net realisable value is the actual or estimated selling price net of trade discounts less all further costs to completion and all costs likely to be incurred in the realisation of such selling price.

Ivron Systems Limited

Taxation

Corporation tax is provided on profits should they arise.

Deferred  tax  assets  and   liabilities  are  recognised  for  the  future  tax
consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these differences are expected to be recovered or settled.

Foreign currencies

Transactions arising in foreign currencies are recorded at the monthly average exchange rates. Monetary items denominated in foreign currencies are translated at the balance sheet rate and the exchange differences are dealt with in the profit and loss account.

The functional currency of Ivron Systems Limited and its US subsidiary is the US dollar. Transactions during the period in currencies other than the functional currency, for each of the entities, have been translated at the rate of exchange prevailing at the date of the transaction. The resulting monetary assets and liabilities denominated in currencies other than the functional currency are translated at the balance sheet rate and the exchange differences are dealt with in the profit and loss account.

Leased assets

Tangible fixed assets acquired under finance leases are included in the balance sheet at their fair value and depreciated over the shorter of the lease term and their useful lives. The corresponding liabilities are recorded as a creditor and the interest element of the finance lease rentals is charged to the profit and loss account during the lease term to reflect a constant rate of interest on the remaining balance of the obligation for each accounting period.

Operating lease rentals are charged to the profit and loss account on a straight line basis over the lease term.

Research and development

Expenditure on research and development of new products is written off fully in the year in which it is incurred.

Intangible fixed assets

Intangible fixed assets relate to software licenses and are being written off to the profit and loss account over three years.

Goodwill

Purchased goodwill arising on the acquisition of a business represents the excess of the acquisition cost over the fair value of the identifiable net assets when they were acquired. Purchased goodwill arising on the acquisition of a business is capitalised in the balance sheet and amortised over the estimated economic life of 10 years.

Ivron Systems Limited

Consolidated profit and loss accounts
For the years ended 31 December

                                        Notes        2000             1999             1998
                                                      US$              US$              US$
                                                                  (in thousands)

Turnover -continuing operations                     1,443            1,626            2,843
Cost of sales                                      (1,363)          (1,139)          (1,823)
                                                   -------          -------          -------

Gross profit - continuing operations                   80              487            1,020
Operating expenses                        2        (2,385)          (2,282)          (2,635)
                                                   -------          -------          -------


Operating loss - continuing operations             (2,305)          (1,795)          (1,615)

Interest receivable and similar income    3             3                1                7
Interest payable                          4            (6)              (8)              (6)
                                                   -------          -------          -------

Loss on ordinary activities before
 taxation                                          (2,308)          (1,802)          (1,614)

Tax on loss on ordinary activities        8             -                -                -
                                                   -------          -------          -------


Retained loss for the financial year               (2,308)          (1,802)          (1,614)
                                                   =======          =======          =======


There were no recognised gains or losses in the financial period other than those dealt with in the profit and loss account and accordingly neither consolidated movements on the profit and loss accounts nor a statement of total recognised gains and losses has been prepared.

The accompanying notes and accounting policies are an integral part of these financial statements.

Ivron Systems Limited

Consolidated balance sheets
at 31 December

                                             Note          2000           1999
                                                            US$            US$
                                                                     (in thousands)
Fixed assets
Tangible assets                                 9            95            191
Intangible assets                              10            52             62
Purchased goodwill                             11         1,050          1,200
                                                          -----          -----
                                                          1,197          1,453

Current assets
Stocks                                         13           440            172
Debtors                                        14           478            503
Cash at bank and in hand                                    987             83
                                                          -----          -----
                                                          1,905            758
Creditors: amounts falling due
 within one year                               15          (685)          (841)
                                                          -----          -----


Net current assets/(liabilities)                          1,220            (83)
                                                          -----          -----


Total assets less current liabilities                     2,417          1,370

Creditors: amounts falling due
after one year                                 16          (725)          (767)
                                                          -----          -----


Net assets                                                1,692            603
                                                          =====          =====

Capital and reserves
Called up share capital                        18         3,752          2,054
Share premium account                          19         3,664          1,965
Profit and loss account                        19        (5,724)        (3,416)
                                                          -----          -----


Shareholders' funds - equity                   20         1,692            603
                                                          =====          =====


The accompanying notes and accounting policies are an integral part of these financial statements.

Ivron Systems Limited

Consolidated cash flow statements
for the years ended 31 December

                                               Note          2000            1999          1998
                                                              US$             US$           US$
                                                                       (in thousands)

Cash outflow from operating activities           23        (2,404)         (1,300)       (1,188)

Returns on investments and servicing of finance  24            (3)             (7)            1

Capital expenditure and financial investment     24           (58)            (77)         (158)

Acquisitions and disposals                       24             -               -        (1,893)

Management of liquid resources                                  -               -             -

Financing activities                             24         3,369           1,213         3,493
                                                            -----           -----         -----

Increase/(decrease) in cash in the year                       904            (171)          255
                                                            =====           =====         =====


Reconciliation of net cash flow to movement in net funds
for the years ended 31 December
                                               Note          2000            1999          1998
                                                              US$             US$           US$
                                                                       (in thousands)

Increase/(decrease) in cash for the year                      904            (171)          255

Cash outflow/(inflow) from decrease/(increase)
in debt and lease financing                                    27              63          (868)
                                                            -----           -----         -----

Movement in net funds/(debt) in the year                      931            (108)         (613)
Net debt at beginning of year                                (721)           (613)            -
                                                            -----           -----         -----


Net funds/(debt) at end of year                  25           210            (721)         (613)
                                                            -----           -----         -----



The accompanying notes and accounting policies are an integral part of these financial statements.

Ivron Systems Limited

Notes
forming part of the financial statements

1    Financial support


     These consolidated financial statements have been prepared on a going concern basis which contemplates the continuation and expansion of trading activities as well as the realisation of assets and liquidation of liabilities in the ordinary course of business. Ivron Systems Limited has generated negative cash flows and losses from operating activities.

     The company has generated losses of US$5.7 million since incorporation and the losses have been financed principally by shareholders' equity. The directors have prepared a business plan incorporating cash flow projections for the period through to 30 June 2002. The company's business plan envisages that additional finance will be required to fund the company's activities and certain directors and shareholders have indicated that they are willing to provide the necessary financial support for the foreseeable future to enable the company to trade at it's projected level of operation. Accordingly, the directors consider it appropriate to prepare the financial statements on a going concern basis.



2    Operating expenses                                         Year ended 3l December
                                                            2000           1999          1998
                                                             US$            US$           US$
                                                                      (in thousands)

     Selling, general and administration expenses          1,602          1,165         1,419
     Research and development expenses                       783          1,117         1,216
                                                           -----          -----         -----


                                                           2,385          2,282         2,635
                                                           =====          =====         =====


3    Interest receivable and similar income                     Year ended 3l December
                                                            2000           1999          1998
                                                             US$            US$           US$
                                                                   (in thousands)

     Deposit interest received                                 3              1             7
                                                           =====          =====         =====

Ivron Systems Limited


4    Interest payable                                           Year ended 3l December
                                                            2000           1999          1998
                                                             US$            US$           US$
                                                                   (in thousands)

     Bank interest                                             2              3             4
     Finance lease interest payable
      in respect of finance leases                             4              5             2
                                                           -----          -----         -----


                                                               6              8             6
                                                           =====          =====         =====


5    Statutory information                                      Year ended 31 December
                                                            2000           1999          1998
                                                             US$            US$           US$
                                                                   (in thousands)

     Auditors' remuneration                                   16             13            13
                                                           =====          =====         =====


6    Employees

     The average weekly number of employees, analysed by category, were as follows:

                                                                Year ended 31 December
                                                            2000           1999          1998
                                                          Number         Number        Number
                                                                   (in thousands)

     Sales and administration                                  5              3             3
     Research and development                                 10             18            18
     Manufacturing                                             5              3             5
                                                           -----          -----         -----


                                                              20             24            26
                                                           =====          =====         =====


Ivron Systems Limited

6    Employees (continued)

     The aggregate payroll costs of these employees were as follows:

                                                                Year ended 31 December
                                                            2000           1999          1998
                                                             US$            US$           US$
                                                                   (in thousands)

     Wages and salaries                                    1,088          1,135         1,402
     Social welfare costs                                    102            117           163
     Pension cost                                              5              -             -
                                                           -----          -----         -----


                                                           1,195          1,252         1,565
                                                           =====          =====         =====


7    Directors' remuneration and transactions
                                                                Year ended 31 December
                                                            2000           1999          1998
                                                             US$            US$           US$
                                                                   (in thousands)

     Directors' remuneration
     Fees                                                      -              -            27
     Other remuneration including pension contributions      200              -             -
                                                           -----          -----         -----


                                                             200              -            27
                                                           =====          =====         =====


     Details of directors' interests in shares are provided in the directors' report.

8    Tax on loss on ordinary activities

     No corporation tax was payable on the loss on ordinary activities for the year.

Ivron Systems Limited

9    Tangible fixed assets
                                                        Equipment
                                                              US$
                                                   (in thousands)

     Cost
     At 1 January 2000                                       378
     Additions                                                36
                                                            ----

     At 31 December 2000                                     414
                                                            ----
     Depreciation
     At 1 January 2000                                       187
     Depreciation                                            132
                                                            ----

     At 31 December 2000                                     319
                                                            ====
     Net book value
     At 31 December 2000                                      95
                                                            ====


     At 31 December 1999                                     191
                                                            ====

Ivron Systems Limited

10   Intangible fixed assets                            Licences
                                                             US$
                                 (in thousands)
     Cost
     At beginning of year                                     96
     Additions in year                                        22
                                                            ----


     At end of year                                          118
                                                            ====

     Amortisation
     At beginning of year                                     34
     Amortised during the year                                32
                                                            ----


     At end of year                                           66
                                                            ====

     Net book value
     At 31 December 2000                                      52
                                                            ====


     At 31 December 1999                                      62
                                                            ====


11   Goodwill                                          Purchased
                                                        goodwill
                                                             US$
                                 (in thousands)
     Cost
     At beginning of year                                  1,500
     Additions in year                                         -
                                                           -----


     At end of year                                        1,500
                                                           =====

     Amortisation
     At beginning of year                                    300
     Amortised during the year                               150
                                                           -----


     At end of year                                          450
                                                           =====

     Net book value
     At 31 December 2000                                   1,050
                                                           =====


     At 31 December 1999                                   1,200
                                                           =====


     The goodwill relates to the acquisition of the Mentec Picturecom business on 6 March 1998.

Ivron Systems Limited

12   Financial assets

     Shares in subsidiary at cost

     On 29 August 2000, Ivron Systems Limited established a wholly owned subsidiary (1 ordinary share at US$1 each) of Ivron Systems Inc, a company incorporated in the United States. The activity of this company is similar in nature to that of Ivron Systems Limited. The registered office of Ivron Systems Inc is located at 110 Wild Basin Road, Suite 270, Austin TX 78746, USA.

13   Stocks                                                    31 December
                                                            2000           1999
                                                             US$            US$
                                                              (in thousands)

     Raw materials                                           329            124
     Finished goods                                          111             48
                                                             ---             --


                                                             440            172
                                                             ===            ===

14   Debtors: amounts falling due within one year
                                                               31 December
                                                            2000           1999
                                                             US$            US$
                                                              (in thousands)

     Trade debtors                                           326            369
     Prepayments and accrued income                           20             16
     Other debtors                                           132            118
                                                             ---            ---


                                                             478            503
                                                             ===            ===

Ivron Systems Limited

15   Creditors: amounts falling due within one year

                                                               31 December
                                                            2000           1999
                                                             US$            US$
                                                              (in thousands)

     Trade creditors                                          61            470
     Obligations under finance leases (note 17)               52             37
     Accruals and deferred income                            500            278
     PAYE/PRSI                                                72             56
                                                             ---            ---


     Total                                                   685            841
                                                             ===            ===


16   Creditors: amounts falling due after one year

                                                               31 December
                                                            2000           1999
                                                             US$            US$
                                                              (in thousands)

     Loan (note 17)                                          725            725
     Obligations under finance lease (note 17)                 -             42
                                                             ---            ---


                                                             725            767
                                                             ===            ===



17   Details of borrowings

                                                        Between      Between
                                         Within     one and two two and five
                                       one year           years        years       Total
                                            US$             US$          US$         US$
                                                                                    2000
                                                         (in thousands)
     Repayable by instalments
     Obligations under finance leases        52               -            -          52
     Loan from Mentec Limited                 -             725            -         725
                                            ---             ---          ---         ---

     At 3l December 2000                     52             725            -         777
                                            ===             ===          ===         ===

Ivron Systems Limited

18   Called up share capital

                                                            2000           1999          1998
                                                             US$            US$           US$
                                                                     (in thousands)

     Equity
     Authorised:
     150,000 "A" Ordinary Shares of US$1 each                150            150           150
     4,850,000 Ordinary Shares of US$1 each                4,850          4,850         4,850
                                                           -----          -----         -----


                                                           5,000          5,000         5,000
                                                           =====          =====         =====
     Allotted, called up and fully paid:
     Opening share capital                                 2,054          1,416             -
     Shares issued during the period:
     Ordinary Shares of US$1 each                          1,698            638         1,416
                                                           -----          -----         -----


     Closing share capital                                 3,752          2,054         1,416
                                                           =====          =====         =====


     On 27 February 1998, a special resolution was passed to convert the authorised share capital from IR(pound)100 to US$5,000,000 by the creation of 150,000 "A" ordinary shares of US$1 each and 4,850,000 ordinary shares of US$1 each.

     At 3l December 2000 the company had granted 290,000 options over ordinary shares at an exercise price of US$2 per share, the market price of the company's shares on the date the options were granted, accordingly no compensation cost has been recognised.

Ivron Systems Limited

19   Reserves

                                          Share          Share    Profit and
                                        capital        premium          loss
                                        account        account       account       Total
                                            US$            US$           US$         US$
                                                             (in thousands)

     Opening balance                          -              -             -           -
     Movement during the year             1,416          1,327        (1,614)      1,129
                                          -----          -----        ------       -----


     At 31 December 1998                  1,416          1,327        (1,614)      1,129
     Movement during the year               638            638        (1,802)       (526)
                                          -----          -----        ------       -----


     At 31 December 1999                  2,054          1,965        (3,416)        603
     Movement during the year             1,698          1,699        (2,308)      1,089
                                          -----          -----        ------       -----


     At 31 December 2000                  3,752          3,664        (5,724)      1,692
                                          =====          =====        ======       =====


20   Reconciliation of movement in shareholders' funds

                                                                    31 December
                                                            2000           1999          1998
                                                             US$            US$           US$
                                                                        (in thousands)

     Shareholders' funds at beginning of year                603          1,129             -
     Shares issued during year                             3,397          1,276         2,743
     Loss for financial year                              (2,308)        (1,802)       (1,614)
                                                          ------         ------        ------


     Shareholders' funds at end of year                    1,692            603         1,129
                                                          ======         ======        ======

Ivron Systems Limited

21   Commitments

                                                            2000           1999          1998
                                                             US$            US$           US$
                                                                     (in thousands)

     Capital commitments
     Authorised and contracted for                             -              -             -
     Authorised and not contracted for                         -              -             -
                                                           -----          -----         -----

                                                               -              -             -
                                                           =====          =====         =====


     Operating lease commitments
     Annual commitments cost under non cancellable operating leases as follows:

                                          Land and          2000           1999          1998
                                         Buildings         Total          Total         Total
                                               IR(pound)     IR(pound)      IR(pound)     IR(pound)
                                                             (in thousands)

     Expiring
     Within one year                            52            52             61             -
     Between two and five years                  -             -              -            61
     More than five years                        -             -              -             -
                                              ----          ----           ----          ----

                                                52            52             61            61
                                              ====          ====           ====          ====

Ivron Systems Limited

22   Related party transactions

     Mentec Limited is a shareholder of Ivron Systems Limited.

     The company's material related parties as defined by FRS 8 - Related Party Disclosures and the extent of transactions are summarised below:

                                                            2000           1999          1998
                                                          Mentec         Mentec        Mentec
                                                         Limited        Limited       Limited
                                                             US$            US$           US$
                                                                   (in thousands)

     Cost of goods/services supplied
      to Ivron Systems Limited on
      normal trading terms                                    57              7           476
                                                             ===            ===           ===

     Amounts due from/(to) related parties at arising from:

     Trading activities                                      (40)            (7)          (12)
                                                             ===            ===           ===

     Maximum amount outstanding
      during the year                                         40              7           427
                                                             ===            ===           ===


     Mentec Limited provided an interest bearing loan to Ivron Systems Limited for US$750,000. The terms of the loan required repayment of US$375,000 on 31 March 2000 and 30 September 2000. The interest on the loan is DIBOR plus 3.5% for 3 months funds from the repayment dates. This loan will be repaid to Mentec Limited at a date which is yet to be determined.

     Dr. M. Pierce, a director of the company, is a shareholder and director of Mentec Limited and Mr. M. Horgan is also a director of Mentec Limited. Mr.
     J. Tracey, a director of the company, is a director of Trinity Venture Capital, a company having a shareholding in Ivron Systems Limited.

Ivron Systems Limited

23 Reconciliation of operating profit to net cash inflow from operating activities

                                                           Year ended 31 December
                                                     2000           1999           1998
                                                      US$            US$            US$
                                                               (in thousands)

     Operating profit                              (2,305)        (1,795)        (1,615)
     Depreciation charges                             132            130             57
     Goodwill amortised                               150            150            150
     Intangible fixed assets amortised                 32             27              7
     (Increase)/decrease in stock                    (268)           (86)           186
     Decrease/(increase) in debtors                    26             35           (538)
     (Decrease)/increase in creditors                (171)           239            565
                                                     ----            ---            ---


     Cash outflow from operating activities        (2,404)        (1,300)        (1,188)
                                                   ======         ======         ======



24   Gross cash flows                                      Year ended 31 December
                                                     2000           1999           1998
                                                      US$            US$            US$
                                                               (in thousands)

     Returns on investments and servicing of finance
     Interest received                                  3              1              7
     Interest paid                                     (6)            (8)            (6)
                                                     ----            ---            ---

     Net cash (outflow)/inflow from returns on
      investments and servicing of finance             (3)            (7)             1
                                                     ====            ===            ===

Ivron Systems Limited


24   Gross cash flows (continued)                          Year ended 31 December
                                                     2000           1999           1998
                                                      US$            US$            US$
                                                               (in thousands)

     Capital expenditure and financial investment
     Payments to acquire tangible fixed assets        (36)           (19)          (120)
     Payments to acquire intangible fixed assets      (22)           (58)           (38)
                                                      ---            ---            ---


     Net cash outflow from investing activities       (58)           (77)          (158)
                                                      ===            ===           ====


     Acquisitions and disposals
     Acquisition of Mentec Picturecom
     Limited                                            -              -         (1,893)
                                                      ===            ===           ====


     Financing
     Capital element of finance lease rentals         (27)           (38)             -
     Shares issued for cash                         3,396          1,276          2,743
     Mentec loan drawdown                               -              -            750
     Repayment of Mentec loan                           -            (25)             -
                                                    -----          -----          -----


     Net cash inflow from financing                 3,369          1,213          3,493
                                                    =====          =====          =====

Ivron Systems Limited

25   Analysis of changes in net funds

                                          At                                 At
                                 31 December         Cash           31 December
                                        1999         flow                  2000
                                         US$          US$                   US$
                                                   (in thousands)

     Cash at bank and in hand             83          904                   987
     Long term loan                     (725)           -                  (725)
     Finance leases                      (79)          27                   (52)
                                      ------                             ------

     Total                              (721)                               210
                                      ======                             ======

26   Reconciliation between Irish and U.S. Accounting Principles

     The consolidated financial statements of Ivron Systems Limited have been prepared in accordance with generally accepted accounting principles applicable in Ireland ("Irish GAAP") which differ in certain significant respects from those applicable in the U.S. (" U.S. GAAP"). There are no material differences between net loss and shareholders' equity as reported under Irish and US GAAP as they apply to the financial statements of the company.

(a)  Financial statement format

     The format of the financial statements and certain note disclosures under U.S. GAAP differ from those under Irish GAAP. The company has not presented the disclosure under US GAAP in these financial statements.

(b)  Forward - looking statements

     To the extent any statement made in these financial statements with information that is not historical, these statements are necessarily forward - looking. As such, they are subject to the occurrence of many events outside of Ivron's control and are subject to various risk factors that would cause our results to differ materially from those expressed in any forward - looking statement.

Ivron Systems Limited


26   Reconciliation between Irish and U.S. Accounting Principles (continued)

(c)  Cash flows

     In accordance with UK and Irish GAAP, the group complies with Financial Reporting Standard No. 1 - "Cash flow statements" (FRS 1). Its objective and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS 1, the group presents its cash flows for (a) operating activities; (b) returns on investments and servicing of finance;
     (c) taxation; (d) capital expenditure;  (e) acquisitions and disposals; and
     (f) financing activities. SFAS No. 95 requires only three categories of cash flow activity (a) operating; (b) investing; and (c) financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 are included as operating activities under SFAS No.
     95. In addition, under FRS 1, cash and liquid resources include short term borrowings repayable on demand. SFAS No. 95 requires movements in such borrowings to be included in financing activities.

(d)  New Accounting Pronouncements

     In 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). This is effective for the Company's financial statements beginning 1 January, 2001. SFAS No. 133 requires a Company to recognise all derivative instruments as assets or liabilities in its balance sheet and measure them at fair value. The Company does not expect that the adoption of this statement will have any material effect on the Company's financial statements.

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB 101). SAB 101 provides guidance on revenue recognition and related disclosures in financial statements. The SEC issued guidance on October 12, 2000 with respect to the interpretation of SAB 101. The adoption of SAB 101 did not have any material effect on the Company's financial statements.

     In July 2001, the FASB issued Statement Number 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement 142 will require that goodwill and intangible assets with indefinite useful lives will no longer be amortised, but instead tested for impairment, at least annually, in accordance with the provisions of Statement 142. The company is required to adopt the provisions of Statement 141 immediately, and Statement 142 effective January 1, 2002.

     Statement 141 will require upon adoption of Statement 142, that the company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the company will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortisation period adjustments by the end of the first interim period after adoption.

Ivron Systems Limited

     Because of the extensive effort needed to comply with adopting Statements 141 and 142, it is not practicable to reasonably estimate the impact of adopting the standards on the company's financial statements at the date of this report, including whether any transitional impairment losses will be required to be recognised as the cumulative effect of the change in accounting principle.

     In June 2001, the FASB issued Statement 143, Accounting for Asset Retirement Obligations. This standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The company does not expect that the adoption of this standard will have any material effect on the company's financial statements.

     In August 2001, the FASB issued Statement 144, Accounting for the Impairment or Disposal of Longlife Assets. The company is required to adopt Statement 144 no later than the year beginning after December 15, 2001. The company does not expect that the adoption of Statement 144 will have a material impact on the company's financial statements because the impairment assessment under Statement 144 is largely unchanged from Statement 121.

Unaudited Condensed Consolidated Interim Financial Information of Ivron Systems, Ltd., for the nine month periods ended September 30, 2000 and 2001.

Ivron Systems Limited

Consolidated profit and loss accounts (Unaudited)

                                                    Nine month     Nine month
                                                  period ended   period ended
                                                  30 September   30 September
                                                          2001           2000
                                                           US$            US$
                                                           (in thousands)

Turnover -continuing operations                            152          1,186
Cost of sales                                             (531)          (997)
                                                        ------         ------


Gross (loss)/profit - continuing operations               (379)           189
Operating expenses                                      (2,604)        (1,682)
                                                        ------         ------


Operating loss - continuing operations                  (2,983)        (1,493)

Interest receivable and similar income                       2              2
Interest payable                                          (128)            (3)
                                                        ------         ------


Loss on ordinary activities before
 taxation                                               (3,109)        (1,494)
Tax on loss on ordinary activities                           -              -
                                                        ------         ------


Retained loss for the financial year                    (3,109)        (1,494)
                                                        ======         ======

Ivron Systems Limited

Consolidated balance sheets

                                                   30 September    31 December
                                                           2001           2000
                                                    (Unaudited)
                                                            US$            US$
                                                           (in thousands)
Fixed assets
Tangible assets                                              21             95
Intangible assets                                             2             52
Purchased goodwill                                          937          1,050
                                                         ------         ------


                                                            960          1,197

Current assets
Stocks                                                      651            440
Debtors                                                     132            478
Cash at bank and in hand                                    460            987
                                                         ------         ------


                                                          1,243          1,905
Creditors: amounts falling due
 within one year                                           (391)          (685)
                                                         ------         ------


Net current assets                                          852          1,220
                                                         ------         ------


Total assets less current liabilities                     1,812          2,417

Creditors: amounts falling due
after one year                                                -           (725)
                                                         ------         ------


Net assets                                                1,812          1,692
                                                         ------         ------

Capital and reserves
Called up share capital                                   5,367          3,752
Share premium account                                     5,278          3,664
Profit and loss account                                  (8,833)        (5,724)
                                                         ------         ------


Shareholders' funds - equity                              1,812          1,692
                                                         ======         ======

Ivron Systems Limited

Consolidated cash flow statements (unaudited)

                                                     Nine month     Nine month
                                                   period ended   period ended
                                                   30 September   30 September
                                                           2001           2000
                                                            US$            US$
                                                            (in thousands)

Cash outflow from operating activities                   (2,869)        (1,922)

Returns on investments and servicing of finance            (126)            (1)

Capital expenditure and financial investment                  8            (34)

Acquisitions and disposals                                    -              -

Management of liquid resources                                -              -

Financing activities                                      2,460          2,437
                                                          -----          -----


Increase/(decrease) in cash in the period                 (527)           480
                                                          =====          =====

Ivron Systems Limited

Notes to the unaudited consolidated financial statements


1.   Basis of Preparation

     The unaudited consolidated financial statements included herein have been prepared by Ivron Systems Limited without audit. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with US GAAP have been omitted. These unaudited financial statements should be read in conjunction with the 2000 audited financial statements and notes thereto.

     In the opinion of the company's management, the accompanying unaudited consolidated financial statements have been prepared on a basis substantially consistent with the audited financial statements and contain adjustments, all of which are of a normal recurring nature, necessary to present fairly its financial position as of September 30, 2001 and its results of operations and cash flows for the 9 months ended September 30, 2001 and 2001. Interim results are not necessarily indicative of results for the fiscal year.


2.   Differences between US and Irish Accounting Principles

     The financial statements presented herein have been prepared in accordance with Irish GAAP. Such principles vary in certain respect from US GAAP. There are no material differences between net loss and shareholders equity as reported under Irish and US GAAP as they apply to the unaudited financial statements presented herein.

                         Pro Forma Financial Information
           Gentner Communications Corporation and Ivron Systems, Ltd.
          Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information gives effect to the share purchase transaction of Ivron Systems, Ltd. ("Ivron") by Gentner using the purchase method of accounting. The unaudited pro forma condensed combined balance sheet as of September 30, 2001 gives effect to the acquisition as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statement of operations for the quarter ended September 30, 2001 gives effect to the acquisition as if the acquisition had occurred on July 1, 2001. The unaudited pro forma condensed combined statement of operations presented for the quarter ended September 30, 2001 includes the historical unaudited financial results of Gentner for its first quarter ended September 30, 2001 and Ivron for its third quarter ended September 30, 2001.

The unaudited pro forma condensed combined balance sheet as of June 30, 2001 and the unaudited pro forma condensed combined statement of operations including the historical audited financial results of Gentner for the year ended June 30, 2001 and unaudited financial results of Ivron for the fiscal year ended June 30, 2001, comprising the last six months of operations of Ivron for the year ended December 31, 2000 and the first six months of operations of Ivron for the year ended December 31, 2001 were included in the Original Filing. As discussed in the Original Filing, Ivron's year end is December 31; therefore, Ivron's financial results included in the pro forma information in such Original Filing did not reflect Ivron's fiscal year ended December 31 as set forth in the accompanying audited financial statements.

Unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the purchase occurred at the beginning of the period presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined financial statements are based on the respective historical financial statements of Gentner and Ivron and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

                    Unaudited Pro Forma Financial Information
                   Pro Forma Condensed Combined Balance Sheet
                             As of September30, 2001
                                  (Historical)

                                                   Gentner        Ivron         Pro Forma      Pro Forma
                                               Communications  Systems, Ltd.   Adjustments      Combined
                                                 (in `000s)     (in `000s)      (in `000s)     (in `000s)

ASSETS
Current assets
  Cash and cash equivalents                      $  7,921       $    460       $  (6,666)   A  $  1,715
  Accounts receivable, net                          8,849            132                          8,981
  Note receivable - current portion                   164                                           164
  Inventory                                         3,741            651                          4,392
  Deferred taxes                                      247                                           247
  Other current assets                                693                                           693
                                                 --------       --------       ---------       --------
Total current assets                               21,615          1,243          (6,666)        16,192

  Property and equipment, net                       3,811             21                          3,832
  Goodwill and other intangibles, net               2,748            939            (939)   B         -
                                                                                   5,793    D     8,541
  Note receivable - long-term portion               1,662                                         1,662
  Deposits and other assets                            73                                            73
                                                 --------       --------       ---------       --------
Total assets                                     $ 29,909       $  2,203       $  (1,812)      $ 30,300
                                                 ========       ========       =========       ========


                    Unaudited Pro Forma Financial Information
                   Pro Forma Condensed Combined Balance Sheet
                             As of September30, 2001
                                  (Historical)

                                                   Gentner        Ivron         Pro Forma      Pro Forma
                                               Communications  Systems, Ltd.   Adjustments      Combined
                                                 (in `000s)     (in `000s)      (in `000s)     (in `000s)

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                               $    583      $      90                       $    673
  Accrued expenses                                  2,352            301                          2,653
  Current portion of capital lease obligations        136                                           136
                                                 --------       --------       ---------       --------
Total current liabilities                           3,071            391                          3,462

  Capital lease obligations                            31                                            31
  Deferred tax liability                              746                                           746
                                                 --------       --------       ---------       --------
Total liabilities                                   3,848            391                          4,239

Shareholders' equity
  Common stock                                          9          5,367         $(5,367)   C         9
  Additional paid-in capital                        9,110          5,278          (5,278)   C     9,110
  Retained earnings (accumulated deficit)          16,942         (8,833)          8,833    C    16,942
                                                 --------       --------       ---------       --------
Total shareholders' equity                         26,061          1,812          (1,812)   C    26,061
                                                 --------       --------       ---------       --------
Total liabilities and shareholders' equity       $ 29,909       $  2,203        $ (1,812)      $ 30,300
                                                 ========       ========       =========       ========

See accompanying notes to unaudited pro forma condensed combined financial statements


                Unaudited Pro Forma Condensed Combined Statement of Operations
                    For the quarter ended September 30, 2001
                                  (Historical)

                                                   Gentner        Ivron         Pro Forma      Pro Forma
                                               Communications  Systems, Ltd.   Adjustments      Combined
                                                 (in `000s)     (in `000s)      (in `000s)     (in `000s)

Net sales                                        $ 11,220       $     47                      $  11,267
Cost of goods sold                                  4,582            343                          4,925
                                                 --------       --------       ---------       --------
  Gross profit                                      6,638           (296)                         6,342

Operating expenses
  Marketing and selling                             2,469            304                          2,773
  General and administrative                        1,280            695                          1,975
  Research and product development                    752            116                            868
                                                 --------       --------       ---------       --------
    Total operating expenses                        4,501          1,115                          5,616

    Operating income (loss)                         2,137         (1,411)                           726

Other income (expense)
  Interest income                                     108              2                            110
  Interest expense                                     (5)          (128)                          (133)
  Other, net                                           42                                            42
                                                 --------       --------       ---------       --------
    Total other income (expense)                      145           (126)                            19
                                                 --------       --------       ---------       --------
Income (loss) before income taxes                   2,282         (1,537)                           745
Provision for income taxes                           (870)                                         (870)
                                                 --------       --------       ---------       --------
  Net income (loss)                              $  1,412       $ (1,537)                      $   (125)
                                                 ========       ========       =========       ========

Basic earnings per common share                      0.16                                         (0.01)
Diluted earnings per common share                    0.16                                         (0.01)
Weighted average shares outstanding:
     Basic                                      8,608,479                                     8,608,479
     Diluted                                    9,060,312                                     9,060,312

See accompanying notes to unaudited pro forma condensed combined financial statement

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

NOTE 1.
     On October 3, 2001, Gentner executed its share purchase agreement with Ivron. Under the terms of the agreement, Gentner purchased the cash, accounts receivable, fixed assets, inventory, certain other assets, and technological infrastructure, including patents, of Ivron. Gentner also assumed the accounts payable and accrued expenses. Gentner issued cash of $6,000,000 for all issued and outstanding shares of Ivron, cash of $650,000 for all outstanding options to purchase common shares of Ivron, and incurred acquisition costs of $16,000 in the transaction. The following is a summary of the purchase price allocation (in thousands):

        Cash                                                 $  460
        Accounts receivable                                     132
        Fixed assets                                             21
        Inventory                                               651
        Goodwill and other intangible assets                  5,793
        Accounts payable                                        (90)
        Accrued expenses                                       (301)
                                                               -----
                Total                                        $6,666

NOTE 2.
     The unaudited pro forma condensed combined balance sheet includes the adjustments necessary to give effect to the Ivron purchase as if it had occurred at September 30, 2001 as noted above. The unaudited pro forma condensed combined statement of operations includes the adjustments necessary to give effect to the Ivron purchase as if it had occurred on July 1, 2001, and includes Ivron operations for its third quarter ended September 30, 2001.

     Adjustments   included  in  the  pro  forma  condensed  combined  financial statements are summarized as follows:

     (A)  Cash outlay for acquisition includes:
          o $6,000,000 - Cash paid to purchase all of the issued and outstanding shares of Ivron as specified in the share purchase agreement.
          o $650,000 - Cash consideration paid to cancel all outstanding options to purchase shares of Ivron.
          o    $16,000 - Cash paid for costs associated with the acquisition.
     (B) Elimination of goodwill and other intangibles that were not purchased as part of the acquisition.
          o $937,000 - Goodwill from the acquisition of the Mentec Picturecom business purchased by Ivron on March 6, 1998.
          o    $2,000 - Intangibles consisting of software.
     (C)  Elimination of the equity of Ivron.
     (D) Amount represents goodwill of $5,777,000 and capitalized acquisition costs of approximately $16,000. (E)
     (E) Acquired intangible assets, including goodwill. As required under recently released FASB Statement No. 141 (FAS No. 141), Business Combinations, Gentner is required to allocate a portion of the purchase price to recognize goodwill and intangible assets apart from goodwill. Gentner, in conjunction with its advisors, is evaluating the new criteria established in FAS No. 141 to properly determine the value of each intangible asset that should be recognized apart from goodwill. In addition, as required under recently released FASB Statement No. 142 (FAS No. 142), Goodwill and Other Intangible Assets, a portion of the acquired intangible assets may be subject to amortization. Such potential amortization has not been reflected in the accompanying pro forma condensed combined statements of operations. If the amount reported is subsequently determined to be materially incorrect, revised pro forma financial statements will be issued.